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                                                                   Exhibit 10(r)

                                                                  [PIONEER LOGO]

                          CHANGE OF CONTROL AGREEMENT
                          ---------------------------


         THIS CHANGE OF CONTROL AGREEMENT by and between Pioneer-Standard Electronics, Inc., an Ohio Corporation (the "Company"), and Thomas G. Pitera (the "Employee"), is dated as of the 25th day of February, 2000.


                                  WITNESSETH:
                                  -----------

         WHEREAS, the Board of Directors of the Company (the "Board"), has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued dedication of the Employee, notwithstanding the possibility, threat, or occurrence of a Change of Control (as defined below) of the Company; and

         WHEREAS, the Board believes it is imperative to diminish the inevitable distraction of the Employee by virtue of the personal uncertainties and risks created by a pending or threatened Change of Control, to encourage the Employee's full attention and dedication to the Company currently and in the event of any threatened or pending Change of Control, and to provide the Employee with compensation arrangements upon a Change of Control which provide the Employee with individual financial security and which are competitive with those of other corporations;

         NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. EFFECTIVE DATE AND CHANGE OF CONTROL.

         1.1 (a) EFFECTIVE DATE. This Agreement shall become effective only upon the "Effective Date," which shall be the first date during the "Change of Control Period" (as defined in Section 1.1(b)) on which a Change of Control (as defined in Section 1.2) occurs. Until such time, the Employee shall have no rights against the Company and the Company shall not have any obligations to the Employee under or by virtue of this Agreement. Anything in this Agreement to the contrary notwithstanding, if the Employee's employment with the Company is terminated prior to the date on which a Change of Control occurs, and it is reasonably demonstrated that such termination (1) was at the request of a third party who has taken steps reasonably calculated to effect a Change of Control or
(2) otherwise arose in Connection with or anticipation of a Change of Control, then for all purposes of this Agreement the "Effective Date" shall mean the date immediately prior to the date of such termination.

         (b) The "Change of Control Period" is the period commencing on the date hereof and ending on the first anniversary of such date; provided, however, that commencing on the date one (1) year after the date hereof, and on each annual anniversary of such date (such date and each annual anniversary thereof is hereinafter referred to as the "Renewal Date"), the Change of Control Period shall be automatically extended so as to terminate one (1) year from such Renewal Date, unless the Company shall give written notice to the Employee at least sixty (60) days prior to the Renewal Date that the Change of Control Period shall not be so extended and that this Agreement shall terminate upon the Renewal Date; provided, however, that such notice may not be given at any time during the nine (9) month period following the Effective Date.



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         1.2 CHANGE OF CONTROL. For the purpose of this Agreement, a "Change of
Control" shall mean:

                 (a) The acquisition by any person, entity or "group," within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act") (excluding, for this purpose, the Company or its Subsidiaries, The Pioneer Stock Benefit Trust, or any employee benefit plan of the Company or its Subsidiaries which acquires beneficial ownership of voting securities of the Company), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either the then outstanding Common Shares or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; or

                (b) Individuals who, as of the date hereof, constitute the Board (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

                (c) Approval by the shareholders of the Company of a reorganization, merger, consolidation, in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 80% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, or a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company.

Section 2. TERMINATION OF EMPLOYMENT.

         2.1 TERMINATION BY THE COMPANY.

         (a) COMPANY'S RIGHT TO TERMINATE. Subject to (i) the Company's obligations under Section 3.1 hereof subsequent to the Effective Date, or (ii) under any written employment agreement between the Company and the Employee, the Employee's employment with the Company may be terminated at any time without Cause.

         (b) CAUSE. The Company may terminate the Employee's employment for "Cause." For purposes of this Agreement, "Cause" means (i) an act or acts of personal dishonesty taken by the Employee and intended to result in personal enrichment of the Employee at the expense of the Company or (ii) the conviction of the Employee of a felony.

         2.2 TERMINATION BY THE EMPLOYEE.

         The Employee's employment with the Company (i) shall automatically terminate upon death and (ii) may be voluntarily terminated by the Employee at any time for any reason, in the Employee's sole discretion.



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         2.3 TRANSFERS. Transfer of the Employee among the Company and affiliated entities at least 80% directly or indirectly owned by the Company ("Subsidiaries") shall not be deemed to be a termination of employment.

         2.4 NOTICE OF TERMINATION.

         Any termination by the Company or by the Employee shall be communicated by Notice of Termination to the other party hereto given in accordance with
Section 8(d) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) in the case of a termination for Cause, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated, and (iii) if the date of termination is other than the date of receipt of such notice, specifies the date of termination (which date shall be not more than fifteen (15) days after the giving of such notice).

Section 3. OBLIGATIONS OF THE COMPANY UPON TERMINATION.

         3.1 WITHOUT CAUSE OR VOLUNTARY TERMINATION. If, at any time prior to the date that is twelve (12) months subsequent to the Effective Date, the Employee's employment with the Company shall be terminated either (i) by the Company without Cause, or (ii) by the Employee voluntarily for any reason:

                 (a) the Company shall pay to the Employee within thirty (30) days of the date of termination a lump sum amount equal to twenty-four (24) times the greater of the Employee's (i) highest monthly base salary paid or payable by the Company during the twelve (12) month period immediately preceding the Effective Date, or (ii) the highest monthly salary paid or payable by the Company at any time from the ninety (90) day period preceding the Effective Date through the date of termination (the "Highest Base Salary"); and

                 (b) the Company shall pay to the Employee within thirty (30) days of the date of termination a lump sum amount equal to the greater of (i) four (4) times the highest aggregate amount of incentive compensation paid or payable by the Company to the Employee during any six (6) consecutive months of the twelve (12) month period immediately preceding the Effective Date under any and all incentive compensation plan(s) of the Company in effect at such time; or
(ii) four (4) times the highest aggregate amount of incentive compensation paid or payable by the Company to the Employee during any six (6) consecutive months of the twelve (12) month period preceding the date of termination under any and all incentive compensation plan(s) of the Company in effect at such time; and

                (c) the Company shall pay to the Employee within thirty (30) days of the date of termination a lump sum amount equal to twenty-four (24) times the monthly amount paid or payable to Employee by the Company as an auto allowance as in effect immediately preceding the Effective Date; and

                (d) a cash payment equal to the amount of excise taxes (i.e., the "excise tax gross-up payment") which the Employee would be required to pay pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended ("Code"), as a result of any payments made by or on behalf of the Company or any successor thereto resulting in an "excess parachute payment" within the meaning of Section 280G(b) of the Code. In addition to the foregoing, the cash payment due to the Employee under this section 3.1(d) shall be increased by the aggregate of the amount of federal, state and local income and excise taxes for which the Employee will be liable on account of the cash payment to be made under this section 3.1(d), such that the Employee will receive the excise tax gross-up payment net of all income and excise taxes imposed on the Employee on account of the receipt of the excise tax gross-up payment. The computation of this payment shall be determined, at the expense of the Company, by an independent accounting, actuarial or consulting firm selected by the Company. Payment of the cash amount set forth



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above shall be made at such time as the Company shall determine, in its sole discretion, but in no event later than the date five (5) business days before the due date, without regard to any extension, for filing the Employee's federal income tax return for the calendar year which includes the date as of which the aforementioned "excess parachute payments" are determined. Notwithstanding the foregoing, there shall be no duplication of payments by the Company under this section 3.1(d) in respect of excise taxes under Section 4999 of the Code to the extent the Company is making cash payments in respect of such excise taxes for any other arrangement with the Employee. In the event that the Employee is ultimately assessed with excise taxes under Section 4999 of the Code as a result of payments made by the Company or any successor thereto which exceed the amount of excise taxes used in computing the Employee's payment under this section 3.1(d), the Company or its successor shall indemnify the Employee for such additional excise taxes plus any additional taxes, income taxes, interest and penalties resulting from the additional excise taxes and the indemnity hereunder; and

                (e) for the twenty-four (24) month period following the date of termination (the "Benefits Continuation Period"), the Company shall continue to provide health insurance and retirement benefits to the Employee and/or the Employee's family at least equal to those which would have been provided to them if the Employee's employment had not been terminated, in accordance with the most favorable plans, practices, programs or policies of the Company and its Subsidiaries during the ninety (90) day period immediately preceding the Effective Date or, if more favorable to the Employee, as in effect at any time thereafter with respect to other key employees and their families, and for purposes of eligibility for retirement benefits pursuant to such plans, practices, programs and policies, the Employee shall be considered to have remained employed until the end of the Benefits Continuation Period and to have retired on the last day of such period. Notwithstanding the foregoing, the Employee shall have no right to participate in any incentive compensation plan of the Company subsequent to the date of termination; and

                 (f) if it would be illegal to provide the benefits under such plans, practices, programs or policies referred to in Section 3.1(d) above due to, among other things, nondiscrimination rules or tax qualification rules applicable to such plans, practices, programs or policies, then the Company will be deemed to be in compliance with this Agreement if it provides such Employee with a comparable substitute therefor, provided the Employee and the Employee's dependents are placed thereby in the same or a better economic position than if the Company provided such benefits through its then existing plans, practices, programs or policies.

         3.2 CAUSE. If the Employee's employment shall be terminated for Cause, this Agreement shall terminate without further obligations of the Company to the Employee hereunder.

         3.3 DEATH. If the Employee's employment is terminated by reason of the Employee's death, this Agreement shall terminate without further obligations of the Company to the Employee other than those obligations accrued or earned and vested (if applicable) by the Employee as of the date of death.

Section 4. DISPUTES.

         It is the intent of the parties hereto that the following dispute resolution procedure shall apply hereunder.

         (a) No payments or benefits need be paid hereunder except upon the Notice of Termination provided for in Section 2.4 hereof or, if the Company does not give such a Notice, upon a written application of the Employee or other person claiming thereunder to the person specified in Section 8(d) hereof, provided such claim may be made in general terms only specifying the basis for the claim, and that it is made under this Agreement, without enumerating each benefit claimed.

         (b) The Company must accept or reject the claim within thirty (30) days.



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         (c) If the Company rejects the claim, it must do so in writing specifying the reasons therefor.

         (d) If the claimant disagrees with the Company's decision, or if the Company fails to respond within such thirty (30) day period, appeal shall be to a court of Competent jurisdiction. Such appeal shall be on a fully de novo basis and the decision of the Company denying benefits shall not be entitled to any deference by such court.

Section 5. EXCLUSIVITY OF RIGHTS.

         It is expressly understood and acknowledged by Employee that the Company's obligations under Section 3 of this Agreement shall be in lieu of any obligation on the part of the Company for payment of severance, salary, incentive compensation, auto allowance, health and retirement benefits (collectively, the "Severance Benefits") under any other Company plan, policy or agreement (including but not limited to, the Non-Competition Agreement between Company and Employee, and the Company's severance policy) in the event of termination of Employee's employment with the Company during the Change in Control Period. Accordingly, the Employee acknowledges that he/she shall not be entitled to Severance Benefits other than those set forth in Section 3, and understands that his/her exclusive entitlement to Severance Benefits during the Change in Control Period shall be as set forth in Section 3.

         Except as provided in the foregoing paragraph of Section 5 hereof, and subject thereto: (1) Nothing in this Agreement shall prevent or limit the Employee's continuing or future participation in any benefit, bonus, incentive or other plans, programs, policies or practices provided by the Company or any of its Subsidiaries and for which the Employee may qualify, nor shall anything herein limit or otherwise affect such rights as the Employee may have under any stock option agreements with the Company or any of its Subsidiaries; (2) Amounts which are vested benefits under any plan, policy, practice or program of the Company or any of its Subsidiaries at or subsequent to the date of termination shall be payable in accordance with such plan, policy, practice or program; and
(3) Employee shall be entitled to participate in any other plan, practice, program or policy of either the Company or any successor to the Company referred to in Section 7 hereof under which the Employee is entitled to participate by law or by reason of being vested under such plan, practice, program or policy.

Section 6. FULL SETTLEMENT.

         Except as provided in this Section 6, the Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Employee. In no event shall the Employee be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Employee under any of the provisions of this Agreement, nor shall any amounts actually paid to the Employee by any person for services rendered prior or subsequent to the date of termination reduce the Company's payment obligations under Section 3.1 hereof. The Company agrees to pay, to the full extent permitted by law, all legal fees and expenses which the Employee may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company or others of the validity or enforceability of, or liability under, any provision of this Agreement, plus in each case interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Code.

Section 7. SUCCESSORS.

         (a) This Agreement is personal to the Employee and without the prior written consent of the Company shall not be assignable by the Employee. This Agreement shall inure to the benefit of and be enforceable by the Employee's legal representatives.



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         (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

         (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes this Agreement by operation of law, or otherwise.

Section 8. MISCELLANEOUS.

         (a) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, without reference to principles of conflict of laws.

         (b) CAPTIONS. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

         (c) AMENDMENTS. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors or legal representatives.

         (d) NOTICES. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

        If to the Employee:

                        Thomas G. Pitera
                        30 Pine Crest Dr.
                        Chagrin Falls, OH 44022

        If to the Company:

                        Pioneer-Standard Electronics, Inc.
                        4800 East 131st Street
                        Cleveland, OH 44105

                        Attention:  Chief Executive Officer

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

         (e) SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

         (f) TAX WITHHOLDING. The Company may withhold from any amounts payable under this Agreement such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

         (g) NON-WAIVER. The Employee's failure to insist upon strict compliance with any provision hereof shall not be deemed to be a waiver of such provision or any other provision thereof.



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         (h) ENTIRE AGREEMENT. This Agreement contains the entire understanding of the Company and the Employee with respect to the subject matter hereof.

         (i) EMPLOYEE AN "AT WILL" EMPLOYEE. The Employee and the Company acknowledge that the employment of the Employee by the Company is "at will," and, prior to the Effective Date, may be terminated by either the Employee or the Company at any time with or without Cause without any obligation under or by virtue of this Agreement. Upon a termination of the Employee's employment prior to the Effective Date, there shall be no further rights under this Agreement.

         IN WITNESS WHEREOF, the parties have hereunto set their hands as of the day and year first above written.



                                        /s/ Thomas G. Pitera
                                        --------------------------------------
                                        Employee Name


                                        PIONEER-STANDARD ELECTRONICS, INC.



                                        By: /s/ Arthur Rhein
                                           -----------------------------------
                                           Arthur Rhein
                                           President & COO





Prepared February 25, 2000